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                                                                      EXHIBIT 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements Nos. 333-68278 and 333-102090 on Form S-3, Nos. 333-68012, 333-69254, 333-86012,
333-88230, 333-101043, and 333-101042 on Form S-8 and No. 333-61440 on Form
S-4/S-8 of AmerisourceBergen Corporation of our report dated November 4, 2002 (except for Note 16, as to which the date is December 13, 2002) with respect to the consolidated financial statements and schedule of AmerisourceBergen Corporation and subsidiaries included in the Annual Report (Form 10-K) for the fiscal year ended September 30, 2002.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 20, 2002